                                    EXHIBIT 11
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                             Quarter Ended
                                                                    --------------------------------
                                                                    November 30,        November 25,
                                                                         1996                1995
                                                                    ------------        ------------
PRIMARY:

Net income . . . . . . . . . . . . . . . . . . . . . . . . . .      $  4,829,594(1)     $    568,744
                                                                    ------------        ------------
                                                                    ------------        ------------

Weighted average common shares outstanding . . . . . . . . . .         4,103,137           3,791,272

Common stock equivalents: (stock options and warrants) . . . .           206,962                 ---
                                                                    ------------        ------------

Weighted average number of common shares
and common share equivalents outstanding . . . . . . . . . . .         4,310,099           3,791,272
                                                                    ------------        ------------
                                                                    ------------        ------------

EARNINGS PER SHARE:

Net income per common and common equivalent share. . . . . . .      $       1.12(1)     $       0.15
                                                                    ------------        ------------
                                                                    ------------        ------------

                                                                             Quarter Ended
                                                                    --------------------------------
                                                                    November 30,        November 25,
                                                                         1996                1995
                                                                    ------------        ------------
FULLY DILUTED:

Net income . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 4,829,594(1)     $    568,744
                                                                    ------------        ------------
                                                                    ------------        ------------

Weighted average common shares outstanding . . . . . . . . . .         4,103,137           3,791,272

Common stock equivalents: (stock options and warrants) . . . .           340,804              34,195
                                                                    ------------        ------------

Weighted average number of common shares
and common share equivalents outstanding . . . . . . . . . . .         4,443,941           3,825,467
                                                                    ------------        ------------
                                                                    ------------        ------------

EARNINGS PER SHARE:

Net income per common and common equivalent share. . . . . . .      $       1.09(1)     $       0.15
                                                                    ------------        ------------
                                                                    ------------        ------------



(1) Includes a one-time gain of $899,379 primarily related to a reversal of reorganization expense previously charged in the second quarter.

Note: The calculation of fully diluted earnings per share is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in less than 3% dilution.

                                    EXHIBIT 11
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                             Quarter Ended
                                                                    --------------------------------
                                                                    November 30,        November 25,
                                                                         1996                1995
                                                                    ------------        ------------
PRIMARY:


Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  ( 4,925,480)(1)   $  (1,505,890)
                                                                   --------------       -------------
                                                                   --------------       -------------

Weighted average common shares outstanding . . . . . . . . . .          3,896,587           3,791,272

Common stock equivalents: (stock options and warrants) . . . .                ---                ---
                                                                   --------------       -------------

Weighted average number of common shares
and common share equivalents outstanding . . . . . . . . . . .          3,896,587          3,791,272
                                                                   --------------       -------------
                                                                   --------------       -------------
EARNINGS PER SHARE:

Net loss per common and common equivalent share. . . . . . . .     $        (1.26)(1)   $       (0.40)
                                                                   --------------       -------------
                                                                   --------------       -------------


(1) Includes $8,170,766 of reorganization expenses as a result of the Company's July 2, 1996, Chapter 11 Bankruptcy filing.

Note: The calculation of fully diluted earnings per share is the same as the calculation shown above.


                                       22